Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466,
33-64289, 333-15165,  333-26155,  333-46818, 333-47359, 333-80813) and Forms S-8
(Nos. 333-38373 and 333-96435) of Pharmos Corporation of our report dated February 12, 2001 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
March 28, 2001